EXHIBIT 99.1

ICU Medical, Inc. Announces Time of First Quarter 2011 Earnings Call

SAN CLEMENTE, Calif., April 8, 2011 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading manufacturer of safe medical connectors, custom medical products and critical care devices, today announced the time of its first quarter 2011 earnings release conference call.

The Company will release its first quarter 2011 results at approximately 4:00 p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Monday, April 18, 2011. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 54166363 or by replay at 800-642-1687, international 706-645-9291, conference ID 54166363. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

CONTACT: ICU Medical, Inc.
         Scott E. Lamb, Chief Financial Officer
         (949) 366-2183

         ICR, Inc.
         John F. Mills, Senior Managing Director
         (310) 954-1100